Exhibit 10.21

AGILITI, INC.

AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this Agiliti, Inc. Amended and Restated 2018 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XV.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.2 “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement between the Company and the Participant.

2.3 “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, (a) in the case where there is no employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such agreement in effect but it does not define “cause” (or words of like import)), the Participant’s:(i) the commission by Participant of, or the indictment of Participant for (or pleading guilty or nolo contendere to), a felony or a crime involving moral turpitude, (ii) Participant’s repeated failure or refusal to faithfully and diligently perform the usual and customary duties of his employment or to act in accordance with any lawful direction or order of the Board, which failure or refusal is not cured within thirty (30) days after written notice thereof is given to Participant, (iii) Participant’s material breach of fiduciary duty, (iv) Participant’s theft, fraud, or dishonesty with regard to the Company or any of its Affiliates or in connection with Participant’s duties, (v) Participant’s material violation of the Company’s code of conduct or similar written policies, (vi) Participant’s willful misconduct unrelated to the Company or any of its Affiliates having, or likely to have, a material negative impact on the Company or any of its Affiliates (economically or its reputation), (vii) an act of gross negligence or willful misconduct by the Participant that relates to the affairs of the Company or any of its Affiliates, or (viii) material breach by Participant of any provisions of the Award Agreement or (b) in the case where there is an employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control (as defined in such agreement) actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6 “Change in Control” has the meaning set forth in 11.2.

2.7 “Change in Control Price” has the meaning set forth in Section 11.1.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

2.9 “Committee” means the Board and/or the Compensation, Nominating and Governance Committee or any other committee appointed by the Board or the Compensation, Nominating and Governance Committee to administer the Plan.

2.10 “Common Stock” means the common stock, $0.001 par value per share, of the Company.

2.11 “Company” means Agiliti, Inc., a Delaware corporation and its successors by operation of law.

2.12 “Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.

2.13 “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.14 “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock.

2.15 “Effective Date” means the effective date of the Plan as defined in Article XV.

2.16 “Eligible Employees” means each employee of the Company or an Affiliate.

2.17 “Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.19 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed, or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a date on which the applicable market is open, the next day that it is open. Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

2.20 “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.21 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee who is an employee of the Company, its Subsidiaries and its Parents (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.22 “Non-Employee Director” means a director or a member of the Board of the Company who is not an active employee of the Company or any Affiliate.

2.23 “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.24 “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.25 “Other Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.26 “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.27 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.28 “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.29 “Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.

2.30 “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.

2.31 “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.32 “Person” has the meaning shall ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.33 “Plan” means this Agiliti, Inc. 2018 Omnibus Incentive Plan, as amended from time to time.

2.34 “Proceeding” has the meaning set forth in Section 14.9.

2.35 “Reference Stock Option” has the meaning set forth in Section 7.1.

2.36 “Registration Date” means the date on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.

2.37 “Reorganization” has the meaning set forth in Section 4.2(b)(ii).

2.38 “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII.

2.39 “Restricted Stock Units” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

2.40 “Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock.

2.41 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.42 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.43 “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.44 “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.45 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI.

2.46 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.47 “Tandem Stock Appreciation Right” shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.48 “Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.49 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.50 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of such Consultant’s consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.51 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.52 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.53 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Restricted Stock Units, (v) Performance Awards; (vi) Other Stock-Based Awards; and (vii) Other Cash-Based Awards. In particular, the Committee shall have the authority:

(a) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine the amount of cash to be covered by each Award granted hereunder;

(f) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g) to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);

(h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award; and

(j) to modify, extend or renew an Award, subject to Article XII and Section 6.4(l).

3.3 Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Designation of Consultants/Liability; Delegation of Authority.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

(c) The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided that such delegation does not (i) violate applicable law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in shares of Common Stock.

3.7 Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

ARTICLE IV

SHARE LIMITATION

4.1 Shares. The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed [_____________]1 shares (subject to any increase or decrease pursuant to Section 4.2) (the “Share Reserve”), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall be subject to an annual increase on January 1 of each calendar year during the term of the Plan, equal to the lesser of (a) 3% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares of Common Stock as is determined by the Board. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be equal to [___________]. Notwithstanding anything to the contrary contained herein, shares of Common Stock subject to an Award under the Plan shall again be made available for issuance or delivery under the Plan if such shares of Common Stock are (A) Shares tendered in payment of an Option, (B) shares of Common Stock delivered or withheld by the Company to satisfy any tax withholding obligation, (C) shares of Common Stock covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award, or (D) Shares subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of Shares to which the Award related. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.

[1]	Note to Draft: To be equal to 10,356,000 plus an amount equal to 5% of outstanding shares of Common Stock as of the IPO.

4.2 Adjustments.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 11.1:

(i) If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares of Common Stock, or combines (by reverse split, combination or otherwise) its outstanding Common Stock into a lesser number of shares of Common Stock, then the respective exercise prices for outstanding Awards that provide for a Participant elected exercise and the number of shares of Common Stock covered by outstanding Awards, as well as the Share Reserve, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(ii) Excepting transactions covered by Section 4.2(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding shares of Common Stock are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the provisions of Section 11.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), or (C) the purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii) If there shall occur any change in the capital structure of the Company other than those covered by Section 4.2(b) or 4.2(b)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee shall adjust any Award and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iv) Any such adjustment determined by the Committee pursuant to this Section 4.2(b) shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Any adjustment to, or assumption or substitution of, an Award under this Section 4.2(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.2.

4.3 Non-Employee Director Compensation. Notwithstanding any provision of the Plan to the contrary, the aggregate value of all compensation paid or granted to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted under this Plan and cash fees paid by the Company to such Non-Employee Director outside of the Plan, shall not exceed six hundred thousand dollars ($600,000), calculating the value of any Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes; provided that, for any fiscal year in which a Non-Employee Director (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, such limit shall be seven hundred fifty thousand dollars ($750,000).

4.4 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its Affiliate (“Substitute Awards”). Substitute Awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the overall share limit (nor shall shares of Common Stock subject to a Substitute Award be added to the shares of Common Stock available for Awards under the Plan as provided above), except that shares of Common Stock acquired by exercise of substitute Incentive Stock Options will count against the maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grants pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan (and shares of Common Stock subject to such Awards shall not be added to the shares of Common Stock available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Employees or Non-Employee Directors prior to such acquisition or combination.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion. The Committee shall have full discretion to treat different Participants under the Plan differently in any circumstance, and will not be required to treat all Participants in a uniform manner.

5.2 Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

ARTICLE VI

STOCK OPTIONS

6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non- Qualified Stock Options, or both types of Stock Options; provided, however, that Incentive Stock Options may only be granted to an Eligible Employee who is an employee of the Company, its Subsidiaries, or its Parents (if any). The Committee shall have the authority to grant any Consultant or Non- Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise (which may be electronic) to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price (which shall equal the product of such number of shares of Common Stock to be purchased multiplied by the applicable exercise price). The exercise price for the Stock Options may be paid upon such terms and conditions as shall be established by the Committee and set forth in the applicable Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options pursuant to which the Company may withhold a number of shares of Common Stock that otherwise would be issued to the Participant in connection with the exercise of the Stock Option having a Fair Market Value on the date of exercise equal to the exercise price, or that permit the Participant to deliver cash or shares of Common Stock with a Fair Market Value equal to the exercise price on the date of payment, or through a simultaneous sale through a broker of shares of Common Stock acquired on exercise, all as permitted by applicable law. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not

Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee, provided that “for-value” Transfers shall not be permitted. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f) Termination by Death or Disability. Unless otherwise provided in the applicable Award Agreement, or otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(g) Involuntary Termination Without Cause. Unless otherwise provided in the applicable Award Agreement, or otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h) Voluntary Resignation. Unless otherwise provided in the applicable Award Agreement, or otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i) Termination for Cause. Unless otherwise provided in the applicable Award Agreement, or otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j) Unvested Stock Options. Unless otherwise provided in the applicable Award Agreement, or otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company. Moreover, no payment in cash for an Option that has an exercise price less than the Fair Market Value shall be permitted.

(m) Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.4(c).

(d) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.

(e) Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares of Common Stock in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f) Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g) Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.4(e) of the Plan.

7.3 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.4, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.

(f) Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).

(g) Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5 Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount (i) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights.

7.6 Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.4. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VIII

RESTRICTED STOCK; RESTRICTED STOCK UNITS

8.1 Awards of Restricted Stock and Restricted Stock Units. Shares of Restricted Stock and Restricted Stock Units may be granted alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock and Restricted Stock Units shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee shall determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan, including any vesting or forfeiture conditions during the applicable restriction period.

The Committee may condition the grant or vesting of Restricted Stock and Restricted Stock Units upon the attainment of specified performance targets (including, the Performance Goals) or such other factor as the Committee may determine in its sole discretion.

8.2 Awards and Certificates. Eligible Individuals selected to receive Restricted Stock or Restricted Stock Units shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Restricted Stock.

(i) Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. The purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(ii) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

(iv) Rights as a Stockholder. Except as provided in Section 8.3(a) and this Section 8.3(c) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(v) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

(b) Restricted Stock Units.

(i) Settlement. The Committee may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practical after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A of the Code.

(ii) Right as a Stockholder. A Participant will have no rights of a stockholder with respect to shares of Common Stock subject to any Restricted Stock Unit unless and until shares of Common Stock are delivered in settlement of the Restricted Stock Units.

(iii) Dividend Equivalents. If the Committee so provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or shares of Common Stock, and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.

8.3 Restrictions and Conditions. The shares of Restricted Stock and Restricted Stock Units awarded pursuant to the Plan, as well as any Dividend Equivalents to be awarded in respect to shares of Restricted Stock Units, shall be subject to the following restrictions and conditions:

(a) Restriction Period. The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan or vest in Restricted Stock Units during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the applicable Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock and/or Restricted Stock Units. Within these limits, based on service, attainment of Performance Goals and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award or Restricted Stock Unit and/or waive the deferral limitations for all or any part of any Award.

(b) If the grant of shares of Restricted Stock or Restricted Stock Units or the lapse of restrictions or vesting schedule is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock or Restricted Stock Units applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(c) Termination. Unless otherwise provided in the applicable Award Agreement or determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock or Restricted Stock Units still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

ARTICLE IX

PERFORMANCE AWARDS

9.1 Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during the Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The conditions for grant or vesting and the other provisions of Performance Awards (including, without limitation, any applicable Performance Goals) need not be the same with respect to each Participant. Performance Awards may be paid in cash, shares of Common Stock, other property, or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement.

ARTICLE X

OTHER STOCK-BASED AND CASH-BASED AWARDS

10.1 Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion.

10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be evidenced by an Award Agreement and subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or Dividend Equivalents in respect of the number of shares of Common Stock covered by the Award.

(c) Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d) Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

10.3 Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Awards shall not vest automatically and a Participant’s Awards shall be treated in accordance with one or more of the following methods as determined by the Committee:

(a) Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto). If the Awards are not continued or assumed, all of the unvested Awards (but only those that are not assumed, substituted, and/or continued) will vest.

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes hereof, “Change in Control Price” shall mean, in the sole discretion of the Committee, the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c) The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(d) Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

(e) Notwithstanding the foregoing, any escrow, holdback, earnout or similar provisions in the definitive documents relating to such Change in Control may apply to any payment to Participants to the same extent and in the same manner as such provisions apply to the holders of Common Stock. In addition, Participants will be required to execute any definitive transaction documents in connection with any Change in Control at the request of the Company or its Subsidiaries or Affiliates, or any of their collective successors.

11.2 Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to occur if, in a single transaction or in a series of related transactions, one of any of the following events occur:

(a) any Person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then-outstanding shares of Stock (“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the corporation or equity of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or entity, and (C) at least a majority of the members of the board of directors or comparable governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) immediately prior to the complete liquidation or dissolution of the Company.

For purposes of this Section 11.2, acquisitions of securities of the Company by Thomas H. Lee Partners, L.P. any of its respective affiliates, or any investment vehicle or fund controlled by or managed by, or otherwise affiliated with Thomas H. Lee Partners, L.P. shall not constitute a Change in Control. Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any applicable law), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) change the classification of individuals eligible to receive Awards under the Plan; (iii) reduce the exercise price of any Stock Option or Stock Appreciation Right; (iv) grant a new Stock Option, Stock Appreciation Right, or other Award in substitution for, or upon the cancellation of, any previously granted Stock Option or Stock Appreciation Right that has the effect of reducing the exercise price thereof; (v) exchange any Stock Option or Stock Appreciation Right for Common Stock, cash, or other consideration when the exercise price per Share under such Stock Option or Stock Appreciation Right exceeds the Fair Market Value of a Share; or (vi) take any other action that would be considered a “repricing” of a Stock Option or Stock Appreciation Right under the applicable listing standards of the national exchange on which the Common Stock is listed (if any). Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law, including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XIII

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the shares of Common Stock are held in book-entry form, then the book-entry will indicate any restrictions on such shares of Common Stock.

14.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.3 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

14.4 Withholding of Taxes. A Participant shall be required to pay to the Company or one of its Affiliates, as applicable, or make arrangements satisfactory to the Company regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of an Award. The Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy all or any portion of the applicable taxes that are required to be withheld with respect to an Award by (a) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such withholding liability (or portion thereof); (b) having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting, or settlement of the Award, as applicable, a number of shares of Common Stock with an aggregate Fair Market Value equal to the amount of such withholding liability; or (c) by any other means specified in the applicable Award Agreement or otherwise determined by the Committee. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

14.5 Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards, or other securities or property shall be used or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited, or otherwise eliminated.

14.6 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

14.7 Clawback Provisions. All Awards (including any proceeds, gains, or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any shares of Common Stock underlying the Award) will be subject to any Company clawback policy, including any clawback policy adopted to comply with applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such clawback policy or the Award Agreement.

14.8 Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.9 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.10 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

14.11 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.12 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.13 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

14.14 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.15 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.16 Section 16(b) of the Exchange Act. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.15, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.17 Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares of Common Stock, or other consideration so deferred, and such other terms, conditions, rules, and procedures that the Committee deems advisable for the administration of any such deferral program.

14.18 Section 409A of the Code. The Plan and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary, or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

14.19 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.20 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.21 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.22 Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan shall become effective on [__________], 2021, which is the date of its adoption by the Board, subject to the approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.